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                         Professional Services Agreement
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This Professional Services Agreement between Sheridan Reserve Incorporated dba
Nevadabobs.com., ("Client"), I-Storm, Inc. ("I-Storm") and InfoCast Corporation
(IFCC) sets forth the terms and conditions pursuant to which I-Storm shall provide certain professional services, ongoing support and other materials for the benefit of the Client.

IFCC will manage this agreement on behalf of the Client, and I-Storm agrees that they will accept input from time to time from the designated representative of IFCC.

SCOPE OF SERVICES

I-Storm shall provide certain consulting services to Client as set forth in the accompanying exhibit accepted in writing by the parties ("Statement of Work"). All software code, documentation, materials, and other proprietary information ("Work Product") which may be developed in the course of performing or arising from the Statement of Work or otherwise provided by I-Storm in connection with its performance under a Statement of Work shall be deemed to constitute a separate work project under this Agreement. No modification may be made to any Statement of Work without the agreement of both parties as evidenced by both parties mutual written consent. To permit the services to be performed in accordance with the Statement of Work, Client shall perform all of its obligations set forth herein in a timely manner. These obligations shall include, but are not limited to, providing I-Storm with access to Client employees, facilities, hardware, software and other resources or materials that may be required to facilitate completion of the Statement of Work.

USE OF THE WORK PRODUCT

Upon completion and acceptance of the Statement of Work, the Client shall be entitled to use the Work Product only for the processing of end user data at the installation site set forth in the Statement of Work and subject to the terms and conditions of this Agreement. Both Client and I-Storm acknowledge that the Statement of Work and the Work Product has been developed for a single designated end user.

TITLE AND CONFIDENTIALITY

Except as specifically provided in a Statement of Work, I-Storm retains all right, title and interest in and to the Work Product. The Work Product shall not constitute "work made for hire" as that term is defined in Section 101 of the United States Copyright Act of 1976. In addition, Client and its employees will keep the Work Product strictly confidential, and will neither use the Work Product for other than its internal and intended operations nor market, copy, disclose or otherwise distribute the Work Product to anyone other than its authorized employees. Client will not remove or destroy any proprietary markings of I-Storm. In the event that Client makes any changes or modifications to the Work Product, Client agrees that such changes and modifications shall constitute the property of I-Storm, unless I-Storm has given its prior written consent to the contrary. The provisions set forth in this section shall survive the termination of this Agreement for any reason.


          2440 West El Camino Real, Suite 520, Mountain View, CA 94040
  PH 650.962-5420 o FAX 650.962-5429 o EMAIL info@i-storm.com o www.i-storm.com


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EXCLUSIVITY

I-Storm agrees to not offer a Work Product to other entities who compete with Nevadabobs.com in the golf equipment and services business without expressed written consent from Client.

LIMITED WARRANTY

I-Storm warrants that it will utilize its best efforts to perform the services set forth in the Statement of Work with employees who possess the appropriate skills to perform in accordance with the Statement of Work. I-Storm further warrants that all contractors or outside resources that may be required will possess appropriate skills to perform in accordance with the Statement of Work.

I-Storm warrants that I-Storm will defend or, at its option, settle any action at law against Client based upon a claim that Client's use of the Work Product in accordance with this Agreement infringes any patent, copyright or other intellectual property right of any third party, if notified promptly in writing of any such claim and given authority, information and assistance by the Client to defend or settle any suit or legal proceeding brought against the Client in relation to the Statement of Work or the Work Product. The Client agrees that information and assistance provided to I-Storm will be at the Client's expense.

In case any portion of the Work Product is held in such suit or proceeding to constitute an infringement and its use is enjoined, I-Storm shall, at its own expense and at its option, either (a) procure for the Client the right to continue use, or (b) replace the Work Product with a non-infringing version of comparable functionality. This section sets forth I-Storm's entire liability for infringement of any third party's intellectual property rights. I-Storm further warrants that the Work Product will comply with the specifications set forth in the applicable Statement of Work during the limited period provided in the Statement of Work, or for two (2) years following delivery of the Work Product. I-Storm will use its best efforts, consistent with industry standards, to cure any defect or non-conformity with such specifications during such period.

WARRANTY AND LIABILITY LIMITATIONS

Except as set forth above, no other warranties, whether express or implied, including without limitation, the implied warranties of merchantability and fitness for a particular purpose, are made by I-Storm. I-Storm warrants that this technology is good for its intended use. In no event will I-Storm be liable to Client or any other party for any loss, including time, money, goodwill, lost profits, and consequential damages based on contract, tort or other legal theory, which may arise hereunder or from the use, operation or modification of the work product. The maximum liability of I-Storm hereunder shall not exceed the amount actually paid by client under the applicable task contained in the Statement of Work.

PAYMENT

Client agrees to pay I-Storm on a timely basis the fees and charges set forth in the Statement of Work, in addition to any associated tariffs, duties or taxes (other than income taxes) imposed or levied by any government agency. Client agrees that it shall be responsible to reimburse I-Storm for all reasonable, pre-approved travel and incidental out-of-pocket expenses incurred by I-Storm in providing the services, unless otherwise provided in the Statement of Work.

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BREACH AND TERMINATION

If Client breaches any term of this Agreement or any Statement of Work, or fails to pay any valid invoice rendered by I-Storm, I-Storm will have the right to terminate this Agreement on 30 days written notice as well as all Statements of Work then in process and, in addition to all other rights of I-Storm, all amounts which would have become due and payable under this Agreement including any Statement of Work will immediately become due and payable to I-Storm. Any invoice which is unpaid by Client when due shall be subject to an interest charge of 1% per month or part thereof plus such late payment charge as I-Storm may reasonably require to cover its additional costs of administration and collection.

Client may terminate any portion of any Statement of Work by giving I-Storm thirty (30) days prior written notice any by paying to I-Storm all invoices representing services performed through the proposed date of termination.

ASSIGNMENT

Client may not assign, transfer, sell or encumber this Agreement, the use of, or information contained in any Work Product, or its rights and obligations under this Agreement without the prior written consent of I-Storm.

CONFIDENTIALITY

The Client and I-Storm may provide to one another information that is confidential ("Confidential Information") in the course of the Agreement. Confidential Information is technical information, trade secrets, business plans or any other information that is designated confidential. Confidential information does not include information which: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party with restriction on disclosure; (d) is independently developed by the other party; or (e) is disclosed by operation of law. The parties agree to not disclose Confidential Information during all Statements of Work and for a period of three (3) years after completion of all Statements of Work.

INDEPENDENT CONTRACTOR

I-Storm shall perform the services set forth in the Statement of Work as an independent contractor and neither I-Storm nor its employees shall be deemed to be employees of Client. I-Storm shall determine in its sole discretion which of its employees or subcontractors shall be assigned to perform any consulting services for Client and may reassign any employee or subcontractor at ay time. I-Storm is solely responsible for required filings, payments and any associated expenses of its employees.

NON-SOLICITATION OF EMPLOYEES

Client agrees that it will not, without the prior written consent of I-Storm, solicit or hire any I-Storm employee, or induce such employee to leave I-Storm's employment directly or indirectly, for a period of twelve (12) months after the most recent time such employee has performed any services for Client.

GOVERNING LAW

This Agreement will be construed, interpreted, and applied in accordance with the laws of the State of California (excluding its body of law controlling conflicts of laws and is deemed to be executed in Mountain View, California.

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JURISDICTION

Any legal action or proceeding relating to this Agreement shall be instituted in San Francisco or San Mateo County, California. I-Storm and Client agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid jurisdiction in any such legal action or proceeding.

NOTICES

All notices pursuant to this Agreement shall be sent by certified mail, postage prepaid, and shall not be deemed to have been given until received by the other party.

SEVERABILITY

If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

WAIVER

The waiver by either I-Storm or Client of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions of nonpayment or breach of either party's intellectual property rights, no action, regardless of form, arising out of this Agreement may be brought by either party more than two (2) years after the cause of action has occurred.

FORCE MAJEURE

Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement or a Statement of Work where such delay or failure arise by reason of any Act of God, or any government or government body, acts of the common enemy, the elements, strikes or labor disputes, or other similar or dissimilar cause beyond the control of I-Storm or the Client.

EXPORT ADMINISTRATION

Both I-Storm and Client agree to comply with all relevant export laws and regulations of the United States to assure that neither any software or other product produced under a Statement of Work is (1) exported, directly or indirectly, in violation of Export Laws or (2) is intended to be used for any purposes prohibited by the export laws.

ENTIRE AGREEMENT

This Agreement, together with the applicable Statement of Work, represents the entire agreement between I-Storm, the Client and IFCC with respect to the Work Product and the services, obligations and responsibilities to be performed by the parties hereunder. I-Storm and Client agree that all other agreements, proposals, purchase orders, representations and other understandings concerning the subject matter of this Agreement, whether oral or written, between the parties are superseded in their entirety by this Agreement. No alterations or modifications of this Agreement will be valid unless made in writing and signed by the parties. No attachment, supplement or exhibit to this Agreement shall be valid unless initialed by an authorized signatory of I-Storm and the Client.

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DESIGNATED REPRESENTATIVES

I-Storm, Inc.:                                       Cal Lai
Sheridan Reserve Incorporated dba Nevadabob's.com:   Kevin Baker
InfoCast Corporation:                                Wayne Bester


                                        Sheridan Reserve Incorporated dba
I-Storm, Inc.                           Nevadabobs.com                          InfoCast Corporation

By: /S/ Cal Lai                         By: /S/ Kevin Baker                     By: /S/ Wayne Bester
----------------------------            ------------------------------          -----------------------------
Authorized Signature                    Authorized Signature                    Authorized Signature


____________________________            ______________________________          _____________________________
Name                                    Name                                    Name


____________________________            ______________________________          _____________________________
Date                                    Date                                    Date


____________________________            ______________________________          _____________________________
Title                                   Title                                   Title

Address                                 Address

____________________________            ______________________________          _____________________________

____________________________            ______________________________          _____________________________

____________________________            ______________________________          _____________________________


[STATEMENT OF WORK]

Confidential Treament requested pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.


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